UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            June 15, 2007
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(763) 391-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Certificate of Designations
Registration Rights Agreement
Form of Warrant
Support Agreement
Second Amendment to Fifth Amended and Restated Credit Agreement
Reaffirmation of Guaranty
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     As previously disclosed, on June 1, 2007, Wilsons The Leather Experts Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Purchasers listed on Schedule 1 thereto (the “Purchasers”), providing for the sale, in a private placement, of 45,000 shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) and warrants to purchase 15 million shares of Common Stock of the Company (the “Warrants”), resulting in gross proceeds to the Company of $45.0 million (referred to herein as the “Equity Financing”). The terms of the Purchase Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2007. In addition, the terms of the Support Agreement, also entered into on June 1, 2007, are described in the same Form 8-K and the final executed Support Agreement is filed herewith as Exhibit 10.1.
     On June 15, 2007, the Company closed the Equity Financing. On June 15, 2007, in connection with the closing, the Company entered into the Registration Rights Agreement, issued the Warrants and filed the Certificate of Designations, each as described below. The Company also entered into an amendment to its senior credit facility, as described below.
     On June 15, 2007, the Company issued a press release announcing the closing of the Equity Financing, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Registration Rights Agreement
     The Registration Rights Agreement, which is filed herewith as Exhibit 4.1 (the “Registration Rights Agreement”), provides the Purchasers with two separate rights to demand that the Company file a registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the Warrants. In addition, the Registration Rights Agreement provides unlimited piggyback registration rights on other registrations effected by the Company.
Warrants
     The Company issued Warrants to purchase an aggregate of 15 million shares of Common Stock, subject to anti-dilution adjustments in the event of stock splits and similar events, and in the event of stock issuances below either the market price or the exercise price (other than certain customary exceptions). The exercise price of the Warrants is $2.00 per share, subject to anti-dilution adjustments as described above, and the Warrants are exercisable for five years from the date of issuance. The form of Warrant is filed herewith as Exhibit 4.2.
Certificate of Designations
     The Company filed the Certificate of Designations for Series A Convertible Preferred Stock (the “Certificate of Designations”), which is filed herewith as Exhibit 3.1. The Certificate of Designations provides the following rights and preferences of the Series A Convertible Preferred Stock:

•	Dividends — The Series A Convertible Preferred Stock is entitled to payment in kind cumulative dividends of 8% each year, issuable semi-annually, payable in shares of Series A Convertible Preferred Stock.

•	Liquidation — In the event of a liquidation of the Company, the holders of Series A Convertible Preferred Stock will be entitled to receive an amount equal to their purchase price per share of Series A Convertible Preferred Stock plus any accrued but unpaid dividends.

•	Conversion — The shares of Series A Convertible Preferred Stock are initially convertible into shares of Common Stock at a conversion price of $1.50 per share, subject to anti-dilution adjustments. Accordingly, the shares of Series A Convertible Preferred Stock will initially be convertible into 30 million shares of Common Stock. The conversion price is subject to anti-dilution adjustments in the event of stock splits and similar events, and in the event of stock issuances below either the market price or the conversion price. The number of shares of Common Stock issuable upon conversion of a share of Series A Convertible Preferred Stock at any time is equal to the stated value of such share ($1,000), divided by the conversion price then in effect.

•	Mandatory Redemption — The Company may be required to redeem shares of Series A Convertible Preferred Stock at their liquidation value upon certain defaults and bankruptcy events if the holders of Series A Convertible Preferred Stock elect redemption upon the occurrence of such events.

•	Optional Redemption — Beginning June 1, 2010, the Company may redeem the shares of Series A Convertible Preferred Stock at their liquidation value if the closing price of the Common Stock equals or exceeds $3.75 each trading day during the 30 day period prior to the date the Company desires to redeem the shares.

•	Voting Rights — The Series A Convertible Preferred Stock generally votes with shares of Common Stock on an as-converted basis.

•	Board Seats — So long as 20% of the shares of Series A Convertible Preferred Stock remain outstanding, the holders of Series A Convertible Preferred Stock may elect two directors to the Company’s board of directors.

•	Right of First Offer — Subject to certain exceptions, holders of Series A Convertible Preferred Stock are entitled to a right of first offer to purchase any shares of stock or rights to acquire stock of the Company before the shares or rights can be offered or sold to third parties.

•	Covenants — So long as at least 20% of the shares of Series A Convertible Preferred Stock remain outstanding (and, with respect to certain covenants, continue to be held by the Purchasers), the Company is subject to certain affirmative and negative covenants unless otherwise consented to by either the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock or the directors designated by the holders of the Series A Convertible Preferred Stock. These include, among others, covenants relating to (i) the appointment and termination of the Company’s Chief Executive Officer, (ii) transactions resulting in a change of control of the Company (whether by merger, sale of capital stock or assets, or otherwise) in the first three years after issuance of the Series A Convertible Preferred Stock that do not result in the holders of Series A Convertible Preferred Stock receiving consideration equal to at least 300% of their purchase price for the Series A Convertible Preferred Stock and Common Stock purchased by them upon exercise of the Warrants, (iii) increasing the size of the board of directors above eleven, (iv) incurrence of any indebtedness such that after such incurrence, the ratio of the Company’s indebtedness (excluding indebtedness under the senior credit facility) to EBITDA for the twelve months prior to such incurrence would be less than or equal to two to one, (v) material acquisitions, (vi) payments of cash dividends and other redemptions of Common Stock, and (vii) approval of the Company’s annual budget. Other affirmative covenants apply so long as any Series A Convertible Preferred Stock remains outstanding.
Exchange Cap
     Because the number of shares of Common Stock potentially issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the Warrants could exceed 20% of the Company’s currently outstanding shares of Common Stock, in order to comply with the Nasdaq Marketplace Rules, the Certificate of Designations and the Warrants include an “exchange cap,” which limits the number of shares of Common Stock that may be issued upon conversion of the Preferred Stock and exercise of the Warrants to an aggregate of 19.9% of the number of shares of Common Stock currently outstanding without shareholder approval (the “Exchange Cap”). Until the shareholders approve the issuance of the shares in excess of the Exchange Cap, the voting rights of shares of Series A Convertible Preferred Stock and any Common Stock issuable upon conversion of the Series A Convertible Preferred Stock or issuable upon exercise of the Warrants, is similarly limited. Under the Nasdaq Marketplace Rules, the Company is required to obtain shareholder approval prior to issuing any shares of Common Stock in excess of the Exchange Cap; however, pursuant to the Purchase Agreement, this approval is not required as a condition to closing or receipt of the full amount of the purchase price, which was received by the Company on June 15, 2007. Accordingly, the shareholders will vote only on whether the shares will be convertible and exercisable into shares exceeding the Exchange Cap, and whether the related limit on voting rights will be removed. As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2007, holders of a majority of the shares of the Company’s outstanding Common Stock have signed a Support Agreement agreeing to vote for issuance of shares of Common Stock in excess of the Exchange Cap. The Company is required to call a special meeting of shareholders of the Company for purposes of voting on such issuance promptly following the closing of the Equity Financing.
Amendment to GE Credit Agreement
     On June 15, 2007, as a condition to closing the Equity Financing, the Company entered into the Second Amendment to Fifth Amended and Restated Credit Agreement (the “Second Amendment”), which is filed herewith as Exhibit 10.2, with General Electric Capital Corporation and the other parties thereto. The Second Amendment provided for the prepayment, without premium, of the Company’s $20 million Term Loan B from the proceeds of the Equity Financing transaction (which prepayment was made on June 15, 2007), reduced the prepayment fee payable with respect to any future termination or reduction of the revolving portion of the senior credit facility, changed the borrowing base, and amended several covenants to accommodate certain provisions of the Equity Financing documents and to allow greater operating flexibility. The occurrence of a “Triggering Event” under the Certificate of Designations was added as an event of default, unless the holders of the Series A Convertible Preferred Stock subordinate their rights to payment as a result of such Triggering Event to the indebtedness under the senior credit facility.
     The amendment to the borrowing base provides that the maximum amount available under the senior credit facility is limited to:
•	100% of the book value of credit card receivables;

•	plus the lesser of $10 million or 100% of the book value of eligible wholesale accounts receivable;

•	plus 102.5% of the then applicable discount rate applied in appraising eligible retail inventories times the appraised eligible retail inventories, plus 102.5% of such discount rate times our future retail inventories subject to trade letters of credit;

•	plus the lesser of $10 million, or 60% of the book value of our wholesale inventory, including in-transit inventory but minus the book value of in-transit inventory in excess of $5 million;

•	plus 60% of the book value of our future wholesale inventories related to trade letters of credit;

•	plus 85% of the then applicable discount rate applied in appraising value of eligible equipment times the appraised eligible equipment; and

•	minus a reserve equal to 10% of the lesser of $115.0 million and the maximum amount calculated under the formula described above.
     As a result of the prepayment of the Term Loan B, the senior credit facility now provides for borrowings of up to $115.0 million in aggregate principal amount. In connection with the execution of the Second Amendment, the Company and the intermediate parents of Wilsons Leather Holdings Inc. (the borrower), as well as certain subsidiaries that have guaranteed the borrower’s obligations under the Credit Agreement, reaffirmed their obligations in a Reaffirmation of Guaranty, a copy of which is filed as Exhibit 10.3 hereto.
Item 3.02. Unregistered Sales of Equity Securities.
     On June 15, 2007, the Company sold 45,000 shares of Series A Convertible Preferred Stock to four institutional investors and the Warrants to purchase an aggregate of 15 million shares of Common Stock in the Equity Financing discussed above. The Company received gross proceeds of $45.0 million in the Equity Financing. The Company paid a transaction fee of $350,000 to, and $500,000 for the out-of-pocket expenses of, the lead Purchaser, and also paid approximately $2.25 million for financial advisory services.
     The offers and sales of Series A Convertible Preferred Stock and the Warrants were made to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and therefore are exempt from the registration requirements of the Securities Act.

     See Item 1.01 under “Certificate of Designations — Conversion,” “Warrants” and “Exchange Cap” for information on the number of shares of Common Stock issuable upon conversion or exercise of the Series A Convertible Preferred Stock and the Warrants, which sections are incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On June 15, 2007, the holders of Series A Convertible Preferred Stock elected Michael T. Sweeney and Darren L. Acheson to serve as members of the Board of Directors.
     Mr. Sweeney, age 49, joined Goldner Hawn Johnson & Morrison Incorporated (“GHJM”), a private equity firm, as a Managing Director in 2000 and was elected Managing Partner in November 2001. He previously served as President of Starbucks Coffee Company (UK) Ltd. in London and held various operating management and corporate finance roles. After starting his career with Merrill Lynch in New York and Phoenix, he built and sold an investment banking boutique. Subsequently, Mr. Sweeney developed and sold franchise companies in the Blockbuster and Papa John’s systems. Mr. Sweeney serves as a director of First Solar, Inc.
     Mr. Acheson, age 43, has been an investment professional with GHJM since October 2003. From March 2002 to September 2003, Mr. Acheson founded Acheson Capital, an advisory firm that assisted GHJM in the sale of one of its investments. From September 1991 to February 2002, Mr. Acheson was an investment banker at Piper Jaffray & Co., where he worked as a senior investment banker and group head for Consumer Investment Banking.
     Messrs. Sweeney and Acheson will serve as the Series A Directors pursuant to Section 2(a) of the Certificate of Designations. They were designated by GHJM as its designees pursuant to the Securities Purchase Agreement and, pursuant to the Support Agreement, the Company’s two largest shareholders, who hold approximately 56.58% of the total issued and outstanding Common Stock of the Company, agreed to vote all of their shares in favor of the two nominees for director proposed by GHJM. Messrs. Sweeney and Acheson have not been appointed to any committees of the Board of Directors as of the date of this Current Report on Form 8-K. The Company will file an amendment to this Form 8-K to disclose the committees to which they are appointed when the committee appointments are determined.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 15, 2007, the Company filed the Certificate of Designations with the Minnesota Secretary of State. See Item 1.01 above under “Certificate of Designations” for a summary of the terms of the Certificate of Designations, which is incorporated herein by reference. The filing of the Certificate of Designations is not considered an amendment of the Company’s articles of incorporation under applicable corporate law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1	Certificate of Designations for Series A Convertible Preferred Stock dated June 15, 2007.

4.1	Registration Rights Agreement dated as of June 15, 2007 by and among Wilsons The Leather Experts Inc., Marathon Fund Limited Partnership V, Peninsula Investment Partners, L.P., Quaker Capital Partners I, L.P., and Quaker Capital Partners II, L.P.

4.2	Form of Warrant issued to Marathon Fund Limited Partnership V, Peninsula Investment Partners, L.P., Quaker Capital Partners I, L.P., and Quaker Capital Partners II, L.P. on June 15, 2007.

10.1	Support Agreement, dated as of June 1, 2007, by and among Wilsons The Leather Experts Inc., Marathon Fund Limited Partnership V, Peninsula Investment Partners, L.P., Quaker Capital Partners I, L.P., and Quaker Capital Partners II, L.P.

10.2	Second Amendment to Fifth Amended and Restated Credit Agreement dated as of June 15, 2007, among Wilsons Leather Holdings Inc., General Electric Capital Corporation, as Lender, Term Lender, Swing Line Lender and Agent, the Credit Parties signatory thereto and the Lenders signatory thereto.

10.3	Reaffirmation of Guaranty dated as of June 15, 2007 by Wilsons The Leather Experts Inc., Wilsons Center, Inc., Rosedale Wilsons, Inc., River Hills Wilsons, Inc. and the Store Guarantors listed on the signature pages thereto in favor of General Electric Capital Corporation as Agent.

99.1	Press Release of the Company dated June 15, 2007 announcing the closing of the Equity Financing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: June 21, 2007	By /s/ Stacy A. Kruse
Stacy A. Kruse
Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
3.1	Certificate of Designations for Series A Convertible Preferred Stock dated June 15, 2007.	Electronic Transmission

4.1	Registration Rights Agreement dated as of June 15, 2007 by and among Wilsons The Leather Experts Inc., Marathon Fund Limited Partnership V, Peninsula Investment Partners, L.P., Quaker Capital Partners I, L.P., and Quaker Capital Partners II, L.P.	Electronic Transmission

4.2	Form of Warrant issued to Marathon Fund Limited Partnership V, Peninsula Investment Partners, L.P., Quaker Capital Partners I, L.P., and Quaker Capital Partners II, L.P. on June 15, 2007.	Electronic Transmission

10.1	Support Agreement, dated as of June 1, 2007, by and among Wilsons The Leather Experts Inc., Marathon Fund Limited Partnership V, Peninsula Investment Partners, L.P., Quaker Capital Partners I, L.P., and Quaker Capital Partners II, L.P.	Electronic Transmission

10.2	Second Amendment to Fifth Amended and Restated Credit Agreement dated as of June 15, 2007, among Wilsons Leather Holdings Inc., General Electric Capital Corporation, as Lender, Term Lender, Swing Line Lender and Agent, the Credit Parties signatory thereto and the Lenders signatory thereto.	Electronic Transmission

10.3	Reaffirmation of Guaranty dated as of June 15, 2007 by Wilsons The Leather Experts Inc., Wilsons Center, Inc., Rosedale Wilsons, Inc., River Hills Wilsons, Inc. and the Store Guarantors listed on the signature pages thereto in favor of General Electric Capital Corporation as Agent.	Electronic Transmission

99.1	Press Release of the Company dated June 15, 2007 announcing the closing of the Equity Financing.	Electronic Transmission